As Filed with the Securities and Exchange Commission on April 15, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maui Land & Pineapple Company, Inc.

(Exact name of registrant as specified in its charter)

Hawaii	99-0107542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(808) 877-3351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Cole

President and Chief Executive Officer

120 Kane Street, Kahului, Maui, Hawaii, 96732

(808) 877-3351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth,

A Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California  92660

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	517,242	$31.18	$16,127,606	$633.81

(1)          In addition to the shares of common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, we are registering an indeterminate number of shares of common stock issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)          The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low prices for our common stock, as reported by the New York Stock Exchange on April 10, 2008, which was $31.18 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2008

PRELIMINARY PROSPECTUS

MAUI LAND & PINEAPPLE COMPANY, INC.

517,242 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 517,242 shares of our common stock which may be resold from time to time by the selling stockholders identified in this prospectus.  The selling stockholders purchased such shares in a private placement pursuant to a stock purchase agreement, dated March 12, 2007.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 4 for additional information on how the selling stockholders may conduct sales of our common stock.  Other than underwriting discounts and commissions, and transfer taxes, if any, we have agreed to bear all expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

Our common stock is traded on the American Stock Exchange under the symbol “MLP.” On April 10, 2008, the closing price of our common stock was $31.18 per share.

Investing in these securities involves a high degree of risk.  See “Risk Factors” on page 2 to read about the risks you should consider carefully before deciding whether to invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is                     , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements.  We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus.  Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

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ABOUT MAUI LAND & PINEAPPLE COMPANY, INC.

In this prospectus, depending on the context, the terms the “Company”, “we”, “our”, or “us” refer to Maui Land & Pineapple Company, Inc. alone or to Maui Land & Pineapple Company, Inc. and its subsidiaries, collectively.

We are a Hawaii corporation, the successor to a business organized in 1909.  We operate as a landholding and operating parent company for our principal subsidiaries, including Maui Pineapple Company, Ltd., a producer and marketer of Maui-grown pineapple, and Kapalua Land Company, Ltd., the operator of Kapalua Resort, a 23,000-acre master-planned community in West Maui.  Our reportable operating segments are Agriculture, Resort and Community Development.

Agriculture

The Agriculture segment primarily includes growing, packing, and marketing of fresh premium pineapple.  Our fresh pineapple is sold under the brand names Maui Gold® and Hawaiian Gold™.  We also grow and market fresh organic pineapple.

Resort

The Resort segment includes our ongoing operations at the Kapalua Resort.  These operations include two championship golf courses, a tennis facility, a vacation rental program, and several retail outlets.  In December 2007, our new Kapalua Adventure Center opened and, in January 2008, the Mountain Outpost began operations.

Community Development

The Community Development segment includes our real estate entitlement, development, construction, sales and leasing activities.  This segment also includes the operations of Kapalua Realty Company, a general brokerage real estate company, and Public Utilities Commission regulated water and sewage transmission operations located within Kapalua Resort.  The Community Development segment also includes our investment in Kapalua Bay Holdings, LLC, a limited liability company formed as a joint venture between the Company, Marriott International Inc. and Exclusive Resorts LLC.  We have a 51% interest in and are the managing member of Kapalua Bay Holdings.  Kapalua Bay Holdings is constructing The Residences at Kapalua Bay, consisting of approximately 146 units that will be sold as whole ownership and fractional ownership residences, a clubhouse, pool, spa and other amenities.

More comprehensive information about us, our products, our projects and our financial information is available through our website at www.mauiland.com and in our recent filings with the Securities and Exchange Commission, or SEC.  See the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our main offices are located at 120 Kane Street, Kahului, Maui, Hawaii, 96732, and our telephone number is (808) 877-3351.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please consider carefully the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K, as may be amended from time to time, for the year ended December 31, 2007, which is incorporated by reference in this prospectus, and in any future filings made by us with the SEC and incorporated by reference in this prospectus.  The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock. Please also refer to the section below entitled “Cautionary Notice Regarding Forward-Looking Statements.”

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and reports that we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbors created thereby. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. They contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology.  Forward-looking statements include, among others and without limitation, statements relating to the:

•                  timing and success of the Residences at Kapalua Bay project;

•                  timing and success of the Kapalua Resort initiatives to enhance and improve the resort and the Kapalua Villas;

•                  expectations as to our cash commitments;

•                  expectations as to our cash flows from operating and investing activities;

•                  recoverability from operations of real estate development deferred costs;

•                  impact of current and future local, state and national government regulations, including Maui County affordable housing legislation;

•                  future cost of compliance with environmental laws;

•                  timing of approvals and conditions of future real estate entitlement applications; and

•                  effect of changes in assumptions on net periodic pension and other benefit costs.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this prospectus.  Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements. You should read this prospectus and the documents that we reference and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will belong to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders identified in the table below purchased an aggregate of 517,242 shares of our common stock in a private placement pursuant to a stock purchase agreement, dated March 12, 2007. In connection with the issuance of the common stock, we also entered into a registration rights agreement with the selling stockholders, dated March 12, 2007, as amended, pursuant to which we agreed to file a registration statement with the SEC to register the shares purchased in the private placement for resale by the selling stockholders. The registration of these shares of common stock for resale does not necessarily mean that the selling stockholders will sell any or all of the shares.

The following table sets forth, as of April 10, 2008:  (1) the name of the stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by the stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; and (4) the amount and the percentage (if one percent or more) of the class to be owned by such stockholder after completion of the offering. The term “selling stockholder” includes each of the selling stockholders listed below, and any pledgees, donees, transferees, assignees, or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a pledge, gift, assignment or other non-sale related transfer.  The percentage of outstanding common stock owned upon completion of the offering is calculated based on 8,183,095 shares of common stock issued and outstanding as of April 10, 2008. We prepared this table based on the information supplied to us by the selling stockholders named in the table and we have not sought to verify such information.

Selling Stockholder	Common Stock Owned Prior to Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of Offering (1)	Percentage of Common Stock Owned Upon Completion of Offering

Ohana Holdings, LLC(2)	344,828	344,828	0	0

ZG Ventures, LLC(3)	172,414	172,414	0	0

(1)	Assumes the sale by the selling stockholders of all of the shares of common stock available for resale under this prospectus.

(2)

Michael G. Mohr is the managing member of Ohana Holdings, LLC, and may be deemed to have indirect beneficial ownership of the shares held by Ohana Holdings, LLC.  Mr. Mohr disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.  The address for Ohana Holdings, LLC is 720 University Avenue, Suite 200, Los Gatos, CA 95032.

(3)

Miles R. Gilburne, who was elected to our board of directors in May 2007, is the managing member of ZG Ventures, LLC. Mr. Gilburne has sole voting and investment power over the shares held by ZG Ventures, LLC. The address for ZG Ventures, LLC is 509, 7th Street, NW, Washington D.C., 20004.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      short sales entered into after the effective date of the registration statement of which the prospectus is a part;

•      through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

•      broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•      in the over the counter market;

•      a combination of any such methods of disposition; and

•      any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock pursuant to the registration statement, of which this prospectus forms a part.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealer or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, estimated to be $16,634 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation.

EXPERTS

The consolidated financial statements and the related financial statement schedule of the Company and its subsidiaries incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 on January 1, 2007, Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment on January 1, 2006, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R), on December 31, 2006 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kapalua Bay Holdings, LLC and subsidiary as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the restatements of the 2006 financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference to Amendment No. 1 to the Annual Report on Form
10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. You may also read our filings at the SEC’s web site at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update and supercede this prospectus. We incorporate by reference the following documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering of securities is terminated, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K which is neither deemed filed nor incorporated by reference herein:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008, as amended by Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on April 1, 2008; and

•

Registration Statement on Form 8-A, relating to the description of our common stock, filed with the SEC on April 1, 2008, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-06510.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing us at Maui Land & Pineapple Company, Inc., Secretary, 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687 or by calling us at (808) 877-3351.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee. All of the amounts shown will be paid by us.

Securities and Exchange Commission Fee	$634
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Miscellaneous Expenses	$1,000

Total	$16,634

Item 15.  Indemnification of Directors and Officers.

Our restated articles of association, as amended, include a provision that provides that we will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Our articles of association also provide that we shall indemnify each person who is, or is threatened to be made, a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such matter if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper.  To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory.  Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the shareholders, determines that the Indemnified Party failed to meet the applicable standard of conduct.  These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

Our articles of association also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he or she has been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Company.

We maintain a standard directors and officers liability insurance policy that will reimburse us for payments we may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his or her capacity as such, subject to certain limitations and exclusions.

Item 16.  Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kahului, Maui, State of Hawaii, on April 15, 2008.

By:	/s/ David C. Cole
David C. Cole
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Maui Land & Pineapple Company, Inc., do hereby constitute and appoint David C. Cole, President, Chief Executive Officer, and Chairman and Robert I. Webber, Chief Operating Officer, Chief Financial Officer and Executive Vice President, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Cole	President, Chief Executive Officer and Chairman	April 15, 2008
David C. Cole	of the Board of Directors (Principal Executive Officer)

/s/ Robert I. Webber	Chief Operating Officer, Chief Financial Officer	April 15, 2008
Robert I . Webber	and Executive Vice President (Principal Financial Officer)

/s/ Adele H. Sumida	Controller and Secretary (Principal Accounting	April 15, 2008
Adele H. Sumida	Officer)

/s/ John H. Agee	Director	April 15, 2008
John H. Agee

/s/ Walter A. Dods, Jr.	Director	April 15, 2008
Walter A. Dods, Jr.

/s/ Miles R. Gilburne	Director	April 15, 2008
Miles R. Gilburne

/s/ Warren H. Haruki	Director	April 15, 2008
Warren H. Haruki

Signature	Title	Date
/s/ David A. Heenan	Director	April 15, 2008
David A. Heenan

/s/ Kent T. Lucien	Director	April 15, 2008
Kent T. Lucien

/s/ Duncan MacNaughton	Director	April 15, 2008
Duncan MacNaughton

/s/ Fred E. Trotter, III	Director	April 15, 2008
Fred E. Trotter, III

EXHIBIT INDEX

Exhibit Number	Description

4.1

Restated Articles of Association, as amended (Filed as Exhibit 3.1 to Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 1, 2008).

4.2

Bylaws (Amended as of December 11, 2003) (Filed as Exhibit 3.1(ii) to Amendment No. 1 to Registration Statement on Form 8-A/A, File No. 001-06510, filed with the Securities and Exchange Commission on January 5, 2004).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, dated April 11, 2008.

23.3	Consent of Deloitte & Touche LLP, Independent Auditors, dated April 11, 2008.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated April 11, 2008.

24.1	Power of Attorney (included on signature page hereto).

99.1

Stock Purchase Agreement, dated as of March 12, 2007, between Maui Land & Pineapple Company, Inc., Ohana Holdings, LLC and ZG Ventures, LLC (Filed as Exhibit 10.1 to Form 8-K, filed with the Securities and Exchange Commission on March 15, 2007).

99.2

Registration Rights Agreement, dated as of March 12, 2007, between Maui Land & Pineapple Company, Inc., Ohana Holdings, LLC and ZG Ventures, LLC (Filed as Exhibit 10.2 to Form 8-K, filed with the Securities and Exchange Commission on March 15, 2007).

99.3

Amendment No. 1 to Registration Rights Agreement, dated as of March 10, 2008, between Maui Land & Pineapple Company, Inc., Ohana Holdings, LLC and ZG Ventures, LLC (Filed as Exhibit 10.50 to Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 1, 2008).